Exhibit 99.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”) is made and entered into as of December 14, 2010 (the “Effective Date”) by and among Balqon Corporation, a Nevada corporation  (the “Company”), Balwinder Samra, an individual (“Samra”) and Seven One Limited, a company organized under the laws of the British Virgin Islands (“Seven One”).

RECITALS

A.           The Company and Seven One are concurrently entering into a Securities Purchase Agreement (the “Purchase Agreement”) whereby Seven One is purchasing shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and warrants to purchase shares of Common Stock.

B.           In connection with the Purchase Agreement, the Company and Seven One, an affiliate of Thunder Sky Battery Limited (also known as Winston Battery Limited), have entered into a Distribution Agreement and, in connection therewith, the Company has issued additional shares of Common Stock and additional warrants to purchase shares of Common Stock to Seven One.

C.           Upon consummation of the transactions contemplated by the Purchase Agreement, Seven One will become a significant stockholder of the Company and Winston Chung (“Chung”) will be elected to the Board of Directors of the Company (as constituted from time to time, the “Board of Directors”).

D.           As a condition to its willingness to enter into the Purchase Agreement, Seven One  has required that the Company and Samra enter into this Agreement; and to induce the Company to enter into the Purchase Agreement, Samra, a significant stockholder of the Company, is willing to agree to certain arrangements and understandings respecting his share ownership in the Company and certain other matters as set forth in this Agreement.

E.           As a condition to its willingness to enter into the Purchase Agreement, the Company has required that Seven One enter into this Agreement, and to induce the Company to enter into the Purchase Agreement, Seven One is willing to agree to certain arrangements and understandings respecting its share ownership in the Company and certain other matters as set forth in this Agreement.

F.           The Company and Samra believe that the terms of this Agreement and the transactions contemplated hereby are in the best interests of both the Company and its stockholders, and the Company and Samra will benefit substantially from the performance of the transactions and obligations hereunder.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Voting Securities.  For the purposed of this Agreement, “Voting Securities” means the Common Stock and any other securities of the Company or its successors that are entitled by their terms to vote generally in the election of directors of the Company or its successors and all options, rights, warrants and other securities convertible into, or exercisable or exchangeable for, any shares of the Common Stock or other securities possessing such voting rights.

2. Voting Agreement.

(a) Election of Chung as a Director.  From the Effective Date and ending on December 31, 2013 (the “Termination Date”), Samra hereby agrees to (i) vote (or cause to be voted) all of the Voting Securities which Samra is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in such a manner as to ensure that Chung is appointed or elected a member of the Board of Directors.

(b) Election of Samra as a Director. From the Effective Date and ending on the Termination Date, Seven One hereby agrees to (i) vote (or cause to be voted) all of the Voting Securities which Seven One is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in such a manner as to ensure that Samra is appointed or elected a member of the Board of Directors.

(c) Nomination of Chung and Samra for Election.  From the Effective Date and ending on the Termination Date, subject to the provisions of the charter of the Company’s Nominating Committee and applicable law, the Company agrees that it will take all reasonable actions to ensure that both Chung and Samra are nominated for election at any annual, special or other meeting of the stockholders of Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise.

(d) Permitted Transfers. From the Effective Date and ending on the Termination Date, and subject to applicable securities laws, either party may publicly sell any Voting Securities on the Over-the-Counter Bulletin Board or other established trading market or exchange where the Voting Securities may trade in the future, without being bound to the terms of this Agreement.  Any party may (i) privately sell or (ii) transfer all or a portion of their Voting Securities by will or under the laws of descent and distribution and to a trust, partnership, limited liability company, corporation, custodianship or other fiduciary account for the benefit of the holder and/ or his spouse or immediate family member, so long as the acquirer or transferee agrees to be bound by the terms of this Agreement as if he were a party hereto.  Any transfer of shares of Voting Securities that is not a permitted transfer under this Section 2(d) shall be null and void and of no force or effect.

3. Revocation of Proxies.  Samra hereby revokes any and all previous proxies with respect to any shares of the Common Stock.  Each of Seven One and Samra agrees not to grant any subsequent proxies with respect to any Company common stock until after the Termination Date.

4. Representations and Warranties; Covenants.  Each of the parties hereto hereby severally represents, warrants and covenants to each of the other parties hereto that (i) he or it has the requisite capacity, power and authority to enter into and perform this Agreement, (ii) he or it has duly and validly executed and delivered this Agreement and this Agreement constitutes his or its legal, valid, and binding obligation, enforceable against him or it, as applicable, in accordance with the terms of the Agreement, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) the performance of this Agreement by such party will not require him, her or it to obtain the consent, waiver or approval of any person or other third party and will not violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which he, she or it is bound.

5. General Provisions.

(a) Termination.  This Agreement shall terminate upon the Termination Date.

(b) Capacity; No Limitation on Discretion as Director.  This Agreement is intended solely to apply to the exercise by each of Samra and Seven One in his its individual capacity of rights attaching to ownership of Company common stock.  Samra does not make any agreement or understanding herein in his capacity as a director or officer of the Company.  Nothing herein will limit or affect any actions taken by Samra in his capacity as an officer or directors of the Company to comply with his fiduciary obligations as an officer or director of the Company.

(c) Notices. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of:  (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service and (d) five (5) days after mailing via first-class mail.  All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party (i) if to the Purchaser, to Seven One Limited, No. 3 Industrial Zone, Lisonglang Village, Gongming Town, Bao’an Dist., Shenzhen, P.R.C., attention: Mr. Winston Chung, with a copy to Quintairos, Prieto, Wood & Boyer, P.A., One East Broward Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, attention: Robert Cousins, Esq., facsimile (954) 523-7009, and (ii) if to the Company, to Balqon Corporation., 1420 240th Street, Harbor City, CA 90710, attention:  Balwinder Samra, with a copy to Rutan & Tucker LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, CA 92626, attention:  Larry A. Cerutti, facsimile (714) 546-9035.  Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the Company and the Purchaser.

(d) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

(e) Amendments; Waivers. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the parties hereto.  No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(f) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

(h) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(j) Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of Orange County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of Orange County, California and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

(k) Survival. The representations and warranties herein contained shall survive indefinitely following the termination of this Agreement, subject to applicable statutes of limitation.

(l) Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of the Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(m) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(n) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(o) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party to this Agreement will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

THE COMPANY: SEVEN ONE: SAMRA:	BALQON CORPORATION By: Balwinder Samra It’s President and Chief Executive Officer SEVEN ONE LIMITED By: Chung Hung Ka It’s Chief Executive Officer Balwinder Samra, an individual